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capsule communications, inc.

                                                                      Exhibit 99

Contact: David B. Hurwitz, President & CEO
         (215) 633-9400


             Capsule Communications Converts $1.5M Debt to Equity

BENSALEM, Pa., [May 24, 200] Capsule Communications, Inc. (Nasdaq SmallCap:
"CAPS") announced today that it has converted $1,500,000 of notes payable by issuing shares of common stock to two parties, Gold & Appel Transfer, S.A. ("G&A") and the Foundation for the International Development of Space ("FINDS"), both organizations affiliated with Walt Anderson, a member of the Company's Board of Directors. At $1.50 per share, the Company issued G&A and FINDS 666,667 and 333,333 shares of the Company's common stock respectively.

Additionally, the Company announced that it has entered into an Investment Agreement with G&A and FINDS wherein the investors agreed to private placements of $1,500,000 on or before June 30, 2000 and another $1,500,000 on or before December 29, 2000, but in no event prior to September 29, 2000. The initial $1,500,000 was received in March 2000 and is being used, as will the proceeds from the future private placements, as working capital to provide for growth of the Company.




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                2 Greenwood Square, 3331 Street Road, Suite 275
                              Bensalem, PA 19020
                telephone ~ 215-633-9400 ~~ fax ~ 215-244-3440
                              www.capsulecom.com
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